UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                             -----------------------

                Date of Report (Date of earliest event reported):
                                November 25, 2008


                         United States Steel Corporation
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             (Exact name of registrant as specified in its charter)


       Delaware                1-16811               25-1897152
   ---------------     ----------------------    -------------------
   (State or other        (Commission File          (IRS Employer
   jurisdiction of             Number)           Identification No.)
    incorporation)

       600 Grant Street, Pittsburgh, PA              15219-2800
      ----------------------------------             ----------
       (Address of principal executive               (Zip Code)
                   offices)

                                 (412) 433-1121
                         ------------------------------
                         (Registrant's telephone number,
                              including area code)

--------------------------------------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 25, 2008, the Board of Directors of United States Steel Corporation (the "Corporation") approved the following amendments to the By-Laws of the
Corporation:

     1. Article I, Section 2 - The language of this section has been modified to make it clear that notice of a stockholder meeting may be given by means other than mail.

     2. Article I, Section 3 - This section sets forth the requirements that are applicable in the event that a stockholder wishes to nominate a director for election at the annual meeting of stockholders. The amendments provide as follows:

          a. In addition to disclosing the number of shares of stock beneficially owned, the stockholder making the nomination must also disclose any derivative position, hedging transaction or other similar arrangement that has been entered into by the stockholder.

          b. In addition to providing this information as of the date on which it first provides its notice, the stockholder is also required to update its beneficial ownership and derivative and hedging positions as of the record date for the annual meeting.

          c. The deadline for providing notice of a nomination has been changed to not less than 90 days and not more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting of stockholders. However, if the date of the annual meeting is delayed or advanced by more than 25 days, notice must be given by the stockholder no later than the 10th day following the day on which the public announcement of the date of the meeting is first made.

          d. The notice provided by the stockholder must include certain information about any relationship between the nominee and the stockholder, or any affiliate or associate of the stockholder. Definitions of the terms "affiliate", "associate" and "beneficially owned" have been added.

     3. Article I, Section 4 - This section sets forth the requirements that are applicable in the event that a stockholder wishes to bring any other business before the annual meeting of stockholders. The amendments provide as follows:

          a. In addition to disclosing the number of shares of stock beneficially owned, the stockholder proposing the business must also disclose any derivative position, hedging transaction or other similar arrangement that has been entered into by the stockholder.

          b. In addition to providing this information as of the date on which it first provides its notice, the stockholder is also required to update its beneficial ownership and derivative and hedging positions as of the record date for the annual meeting.

          c. The deadline for providing notice of other business has been changed to not less than 90 days and not more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting of stockholders. However, if the date of the annual meeting is delayed or advanced by more than 25 days, notice must be given by the stockholder no later than the 10th day following the day on which the public announcement of the date of the meeting is first made.

     4. Article II, Section 7 - The references to notice of special meetings of the Board of Directors by telegraph and telex have been deleted and replaced with a reference to notice by any form of electronic transmission.

     5. Article V, Section 1 - In this Section, the requirement that agents of the Corporation be indemnified has been eliminated.

     6. Article V, Section 2 - This Section has been modified to make it clear that a non-officer employee must also agree to reimburse any expenses that are advanced in connection with an indemnification obligation if it is ultimately determined that the non-officer employee is not entitled to indemnification under the By-Laws. In addition, the references in this Section to agents of the Corporation have been deleted.

     7. Article V, Section 5 - This Section has been added to provide that a repeal or modification of the By-Law indemnification provisions does not affect any acts or omissions occurring prior to the date of the repeal or modification.

The foregoing summary of the amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the amended and restated By-Laws which are filed as Exhibit 3.1 to this Form 8-K and incorporated by reference herein.

The requirements of Article I, Section 3 and Article I, Section 4 of the Amended and Restated By-laws will be applicable to the Corporation's 2009 annual meeting of stockholders. Therefore, if a stockholder wishes to nominate a candidate for election to the Board of Directors or propose any other business to be brought before the 2009 annual meeting of stockholders, the stockholder must give written notice in accordance with the foregoing requirements to the Secretary of the Corporation not later than January 29, 2009, nor earlier than December 30, 2008. If the date of the 2009 annual meeting of stockholders is advanced or delayed by more than 25 days from the anniversary of the 2008 annual meeting of stockholders, the stockholder's notice must be delivered not later than the tenth day following the day on which the Corporation first makes public announcement of the rescheduled meeting.

Item 9.01 Financial Statements and Exhibits.

      (d) Exhibits

          3.1 Amended and Restated By-Laws of United States Steel Corporation dated as of November 25, 2008.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION


By   /s/ Larry G. Schultz
     ---------------------------
     Larry G. Schultz
     Senior Vice President & Controller



Dated:  November 26, 2008